UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2020 (May 4, 2020)

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700 Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 732-6400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2020, CapStar Financial Holdings, Inc. (“CapStar”), announced the hiring of Michael J. Fowler, as the Company’s new Chief Financial Officer. Mr. Fowler will succeed Mr. Anderson, CapStar’s current Chief Financial Officer. Mr. Anderson will remain with CapStar through June 30, 2020 to ensure a smooth transition of duties.

Mr. Anderson has indicated to CapStar that his transition is not the result of a dispute or disagreement with CapStar’s accounting principles or practices or financial statements and disclosures. Mr. Fowler will join CapStar subject to the legal close of the pending First Horizon National Corp. and IberiaBank Corporation merger.

Item 7.01 Regulation FD Disclosure.

On May 4, 2020 CapStar issued a press release announcing the transition of Mr. Anderson and the appointment of Mr. Fowler. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	CapStar’s Press Release Dated May 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Steve Groom
Steve Groom
Chief Risk Officer and
General Counsel

Date: May 5, 2020